Exhibit 5.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 United States dentons.com

Board of Directors

Nomadar Corp.

5015 Highway 59 N

Marshall, Texas 75670

Re:	Securities Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested our opinion as counsel with respect to certain matters in connection with the filing by Nomadar Corp. (the “Company”) of a Registration Statement on Form S-1, as amended (the “Registration Statement,” and the prospectus therein, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA”), of up to 6,666,667 shares of the common stock, par value $0.000001 per share (the “Purchase Shares”) pursuant to a standby equity purchase agreement, dated as of May 20, 2025, by and between the Company and YA (the “SEPA”).

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined and are familiar with the Company’s certificate of incorporation and bylaws, as amended, the Registration Statement including the Prospectus, corporate proceedings of the Company relating to the issuance of the Common Stock, and such other instruments and documents as we have deemed relevant under the circumstances. In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Based upon the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion, having due regard for such legal considerations as we deem relevant, that:

1.	When issued and paid for in accordance with the SEPA, the Purchase Shares will be duly authorized and, when issued upon receipt by the Company of the consideration therefore, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

This opinion is intended solely for use in connection with the resale of the Purchase Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein.

Very truly yours,

/s/ Dentons US LLP